UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 17, 2018
JETBLUE AIRWAYS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-49728	87-0617894
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

27-01 Queens Plaza North, Long Island City, New York		11101
(Address of principal executive offices)		(Zip Code)
(718) 286-7900
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On May 17, 2018, Mr. James Hnat, age 47, Executive Vice President, General Counsel and Corporate Secretary of JetBlue Airways Corporation (the “Company” or “JetBlue”), who has been with the Company since 2001, notified the Company that he has decided to retire. Mr. Hnat will retire as Executive Vice President, General Counsel and Corporate Secretary on June 30, 2018, and he will remain employed in a senior advisor role through December 31, 2018 to assist with the transition. The Company thanks Mr. Hnat for his many years of service.

(c) On May 17, 2018, the Board of Directors of the Company appointed Joanna Geraghty, the Company’s Executive Vice President Customer Experience, as President and Chief Operating Officer effective June 1, 2018. In this new role, Ms. Geraghty will assume responsibility for the day to day airline operations.

Ms. Geraghty, age 45, joined JetBlue in 2005 as Director Litigation & Regulatory Counsel. She subsequently served as Vice President, Associate General Counsel; Executive Vice President, People; and, since 2014, has led the Company’s Customer Experience teams. There are no arrangements or understandings between Ms. Geraghty and any other person pursuant to which she was appointed as President and Chief Operating Officer. Ms. Geraghty does not have any family relationship with any director or other executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. There are no transactions in which Ms. Geraghty has an interest requiring disclosure under Item 404(a) of Regulation S-K currently contemplated or since the beginning of the last fiscal year.

(e) In connection with her appointment as President and Chief Operating Officer, Ms. Geraghty will be paid an annual base salary of $490,000, have a bonus opportunity of 75% of base salary at target; and short-term target equity opportunity of $475,000 in restricted stock units (RSUs) to vest over three years, to be issued in accordance with the terms of the Amended and Restated 2011 Incentive Compensation Plan (the “2011 Plan”) and the respective Award Agreement. She will also have a long-term performance-based target equity opportunity of $625,000 in performance stock units (PSUs) for the performance period 2018-2020 pursuant to the 2011 Plan and the 2018-2020 PSU Award Agreement.

In connection with his retirement from the Company, JetBlue and Mr. Hnat have entered into a separation agreement (the “Separation Agreement”) dated May 17, 2018, under which Mr. Hnat will receive the EVP-level benefits under the Company’s severance plan plus a special bonus of $500,000 in recognition of Mr. Hnat’s significant efforts during his 17 year tenure with the airline to build and develop the legal department, to support innovation with the formation and start up of JetBlue Technology Ventures and JBTP, LLC, and to nurture the Company’s culture during periods of significant growth. In addition, the Company has offered, and Mr. Hnat has accepted employment as an advisor through December 31, 2018, compensated at approximately $60,833 per month, plus relocation support of up to $30,000. The agreement includes reasonable and customary contractual provisions, including indemnification, non-disparagement, non-competition and cooperation provisions. Subject to the terms and conditions of the Company’s pass travel programs as may be amended from time to time, he will receive flight benefits during the advisory period and, as a result of his tenure and age, he has earned lifetime positive space travel on JetBlue under the Company’s policies. He will not be eligible for any other annual incentive or equity awards in 2018.

The above description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 5.02(e). Capitalized terms used and not otherwise defined in this report have the meanings given them in the Separation Agreement.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 17, 2018, the Annual Meeting of Stockholders (the “Annual Meeting”) of the Company was held. There were 317,568,686 shares of common stock entitled to be voted, and 295,501,300 shares present in person or represented by proxy at the Annual Meeting. The stockholders of the Company voted on three items:

1.	To elect nine directors nominated by the Board of Directors to serve until the 2019 annual meeting of stockholders;

2.	To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018; and

3.	To approve, on an advisory basis, the compensation of the Company’s named executive officers.

All matters voted upon at the Annual Meeting were approved. The results are as follows:

1.	The nominees for director received the following votes:

NAME	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Peter Boneparth	248,704,963	3,837,275	214,629	42,744,433
Virginia Gambale	247,759,356	4,793,829	203,682	42,744,433
Stephan Gemkow	247,553,766	4,986,252	216,849	42,744,433
Robin Hayes	248,607,979	3,970,710	178,178	42,744,433
Ellen Jewett	248,879,613	3,673,452	203,802	42,744,433
Stanley McChrystal	246,348,871	6,200,433	207,563	42,744,433
Joel Peterson	244,536,426	8,013,443	206,998	42,744,433
Frank Sica	241,772,125	10,766,527	218,215	42,744,433
Thomas Winkelmann	248,557,426	3,991,022	208,419	42,744,433

2.
The proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 was approved based upon the following votes received:

Votes For	290,626,675
Votes Against	4,208,510
Abstentions	666,115

There were no broker non-votes for this item.

3.	The proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers was approved based upon the following votes received:

Votes For	246,669,764
Votes Against	5,620,698
Abstentions	466,405
Broker non-votes	42,744,433

Item 7.01 Regulation FD Disclosure.

On May 18, 2018, the Company issued two press releases announcing the changes to the Company’s leadership structure disclosed under Item 5.02 above. Copies of the press releases are furnished as Exhibits 99.1 and 99.2 herewith.

References to the Company's website in the release do not incorporate by reference the information on such website into this report, and the Company disclaims any such incorporation by reference. The information in this Item 7.01 is being "furnished" in satisfaction of the public disclosure requirements of Regulation FD and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. It may be incorporated by reference in another filing under the Securities Exchange Act of 1934 or the Securities Act of 1933 only if and to the extent such subsequent filing specifically references the information incorporated by reference in this Item 7.01.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description
10.1	Separation Agreement dated May 17, 2018 by and between James Hnat and JetBlue Airways Corporation* †
99.1	Press Release dated May 18, 2018 of JetBlue Airways Corporation* entitled “JetBlue Announces Retirement of General Counsel”
99.2	Press Release dated May 18, 2018 of JetBlue Airways Corporation* entitled “JetBlue Announces Senior Leadership Changes”
*	Furnished herewith.
†	Compensatory plans in which the directors and executive officers of JetBlue participate.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JETBLUE AIRWAYS CORPORATION
(Registrant)

Date:	May 18, 2018	By:	/s/ Alexander Chatkewitz
Vice President, Controller, and Chief Accounting Officer (Principal Accounting Officer)